As filed with the Securities and Exchange Commission on September 19, 1997
                                             Registration  No.  ___________

===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                         AMERICAN BINGO & GAMING CORP.
                        (Name of Issuer in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                     7990
                                 -------------
           (Primary Standard Industrial Classification Code Number)

                                  74-2723809
                               -----------------
                     (I.R.S. Employee Identification No.)
                             ____________________

                        515 Congress Avenue, Suite 1200
                             Austin, Texas  78701
                                (512) 472-2041

   (Address and telephone number of principal executive offices and principal place of business)
                             ____________________

                      John Orton, Chief Financial Officer
                         American Bingo & Gaming Corp.
                        515 Congress Avenue, Suite 1200
                              Austin, Texas 78701
                                (512) 472-2041

           (Name, address and telephone number of agent for service)

                       Copies of all communications to:
                           Michael H. Freedman, Esq.
                  Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South, Suite 1601
                           New York, New York  10016
                                (212) 779-8600

     Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Securityholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

==============================================================================


                                       CALCULATION OF REGISTRATION FEE



                                                  Proposed Maximum     Proposed Maximum
Title of Each Class of           Amount to       Offering Price Per   Aggregate Offering       Amount of
Securities to be Registered   Be Registered(1)        Share(2)               Price         Registration Fee
============================  ================  ====================  ===================  =================
Common Stock(3)                        189,500  $              7.125  $      1,350,187.50  $          409.15
Common Stock(4)                        445,500  $              7.125  $      3,174,187.50  $          961.88
Common Stock(5)                        700,000  $              7.125  $         4,987,187  $        1,511.36
Warrants                               237,500  $              3.125  $        742,187.50  $          224.91
TOTAL                                1,572,500                        $     10,254,062.50  $        3,107.30
============================  ================  ====================  ===================  =================

(1)     Pursuant to Rule 416 of the Securities Act of 1933, as amended, there are also being registered such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the
Series A Convertible Preferred Stock, and upon exercise of stock options and/or warrants to prevent dilution resulting  from  stock  splits,  stock  dividends  or  similar  transactions.

(2)     Common Stock price per share calculated in accordance with Rule 457(c) of the Securities Act using  the  last  sale price for the Common Stock and Redeemable Common Stock Purchase Warrants on September
17,  1997.

(3)     Common  Stock  held  by  Selling  Securityholders.

(4)     Common  Stock  underlying  a  stock  option  and  warrants  held  by  Selling  Securityholders.

(5)     Common  Stock  underlying  Series  A  Convertible  Preferred  Stock.

          Pursuant to Rule 429, this Registration Statement also incorporates securities originally registered on Form SB-2, File No. 333-08171, declared effective on July 29, 1996.

     Pursuant to Rule 429, this Registration Statement also incorporates securities originally registered on Form SB-2, File No. 33-85300, declared effective on December 14, 1994.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended ("Securities Act"), or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         [TO BE INSERTED ALONG LEFTHAND SIDE OF PROSPECTUS COVER PAGE]

                             [RED HERRING LEGEND]

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                DATED SEPTEMBER 22, 1997 SUBJECT TO COMPLETION

                         AMERICAN BINGO & GAMING CORP.

                        189,500 SHARES OF COMMON STOCK
               237,500 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                   455,500 SHARES OF COMMON STOCK UNDERLYING
                          WARRANTS AND A STOCK OPTION
                   700,000 SHARES OF COMMON STOCK UNDERLYING
                     SERIES A CONVERTIBLE PREFERRED STOCK

     This Prospectus relates to the offer and sale from time to time by certain selling securityholders ("Selling Securityholders") of up to (i) 189,500 shares of the Common Stock, $.001 par value ("Common Stock"), of American Bingo & Gaming Corp. ("Company"); (ii) 237,500 Redeemable Common Stock Purchase Warrants ("Warrants"); (iii) 455,500 shares of Common Stock to be issued from time to time upon exercise of (a) Warrants, (b) a stock option ("Stock Option"), and (c) warrants for the purchase of 133,000 shares of Common Stock ("B Warrants"). The B Warrants were issued by the Company in connection with the private placement of its Series A Convertible Preferred Stock, $.01 par value ("Preferred Stock"); and (iv) up to 700,000 shares of Common Stock to be issued from time to time upon conversion of the Company's Preferred Stock. This Prospectus also relates to such presently indeterminate number of additional shares of Common Stock as may be issuable upon conversion or exercise of the Preferred Stock, Warrants, B Warrants or Stock Option, or payment of dividends on the Preferred Stock, based upon fluctuations in the conversion price of the Preferred Stock, stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). The Preferred Stock and the shares of Common Stock issuable upon conversion thereof have been and will be issued in transactions exempt from the registration requirements of the Securities Act. See "Selling Securityholders" and "Plan of Distribution". This Prospectus also relates to other securities as follows: (i) 414,750 shares of Common Stock which were registered on behalf of Selling Securityholders in the Company's registration statement declared effective July 29, 1996 ("July Registration Statement"); (ii) 237,500 Warrants which were registered on behalf of Selling Securityholders in the July Registration Statement; (iii) 237,500 shares of Common Stock underlying Warrants which were registered on behalf of Selling Securityholders in the July Registration Statement; (iv) 1,725,000 shares of Common Stock underlying Warrants which were registered in the Company's registration statement declared effective on December 14, 1994 ("December Registration Statement"); (v) 100,000 shares of Common Stock underlying the Underwriter's Option ("Option") which were registered in the December Registration Statement; (vi) 150,000 Warrants underlying the Option which were registered in the December Registration Statement; and (vii) 150,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Option which were registered in the December Registration Statement. The Common Stock, Warrants, and the Common Stock underlying each of the Preferred Stock, Warrants, and B Warrants are collectively referred to herein as "Securities".

     The Company will not receive any proceeds from possible resales by the Selling Securityholders of their respective shares of Common Stock of the Company. The Company has agreed to indemnify certain of the Selling
Securityholders against certain liabilities, including certain liabilities under the Securities Act, or contribute to payments which such Selling Securityholders may be required to make in respect thereof. The Company will receive gross proceeds of up to $17,574,000 upon exercise of the Warrants, B Warrants and the Stock Option. There can be no assurance that any such securities will be exercised.

     The Selling Securityholders or pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer, may sell their shares of Common Stock from time to time, in market transactions, in negotiated transactions, through the writing of options, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of such shares of Common Stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions.) The Company has agreed to bear all expenses in connection with the registration of the shares of Common Stock to which this Prospectus relates.

     The Common Stock and Warrants are quoted on the NASDAQ SmallCap Market System ("Nasdaq") under the symbols "BNGO" and "BNGOW", respectively as well as on the Boston Stock Exchange under the symbols "ABG" and "ABGW", respectively. On September 17, 1997 the last sale price of the Common Stock as reported on Nasdaq was $7.125 and the last sale price of the Warrants was $3.125.

THESE SECURITIES ARE HIGHLY SPECULATIVE. THEY INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" - PAGE 7)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September   , 1997

     AVAILABLE  INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to American Bingo & Gaming Corp., 515 Congress Avenue, Suite 1200, Austin, Texas 78701 (512) 472-2041.

     INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1997;

     (c) The Company's Quarterly Report on Form 10-QSB for the six month period ended June 30, 1997;

     (d) The Company's Current Reports on Form 8-K dated March 18, 1997 and August 15, 1997.

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, Registration No. 33-85300; and

     (f) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1996.


     All documents filed by the Company with the Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     PROSPECTUS  SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Notes thereto appearing elsewhere or incorporated by reference elsewhere in this Prospectus, including information under "Risk Factors".

                                  THE COMPANY

     American Bingo & Gaming Corp. (the "Company") was incorporated under the laws of the State of Delaware in 1994. The Company was formed to consummate the acquisition of entities engaged in the operation of charity bingo entertainment centers. The Company subsequently completed its initial public offering in December 1994, from which approximately $5.2 million was raised through the sale of 1,000,000 shares of Common Stock and 1,725,000 Warrants.

     The Company, through its subsidiaries, provides maintenance and management support for charities which utilize bingo events as a means of fund raising. The Company presently operates twenty Centers in Texas, Alabama and South Carolina. In addition, revenues are derived from the sale of bingo supplies and the operation and/or lease of vending and concession outlets at the Centers. The Company also derives significant gaming revenues from its forty (40) South Carolina video gaming centers. The Company is required to operate its bingo and gaming centers (collectively, the "Centers") in compliance with applicable state and local laws and regulations. Presently, approximately forty-five (45) states and the District of Columbia allow charities to operate regulated bingo halls as a method of fund raising.

     The Company has designed an aggressive expansion plan centered around the acquisition and development of Centers. The Company's goal is to establish itself as a major force in the estimated multi-billion dollar per year charity bingo and gaming market. No assurances may be given that the Company's goals will be achieved.

     The Company is knowledgeable with respect to states whose legislation permits charity bingo and gaming events. The Company identifies and analyzes desirable bingo markets that offer favorable population and income demographics. Where viable, the Company currently plans to establish Centers in each of these markets. This can be accomplished either by building a new bingo center or by acquiring an existing center.

     The Company's principal executive offices are located at 515 Congress Avenue, Suite 1200, Austin, Texas, 78701 and the telephone number of the principal executive offices is (512) 472-2041.

                              RECENT DEVELOPMENTS

     In July 1997, the Company sold 200 shares of Preferred Stock and B Warrants for the purchase of an aggregate of 133,000 shares of Common Stock to four investors, thereby raising $2,000,000, pursuant to Regulation D of the Securities Act, and Rule 506 promulgated thereunder. The Preferred Stock is convertible in accordance with the terms of the Certificate of Designations. The Company is obligated to register, and is registering herein, the shares of Common Stock underlying the Preferred Stock and the B Warrants. The Company enlisted MG Securities as the placement agent and paid $160,000 as commissions, along with the Stock Option for the purchase of 85,000 shares of Common Stock.

                                 RISK FACTORS

     The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

     1.    Relatively  New  Venture,  Need  for  Further  Acquisitions.
           -----------------------------------------------------------

     The Company's future success depends upon its ability to continue to expand its existing operations through the acquisition of bingo and gaming centers, and the establishment of new centers. There can be no assurance that the Company will be successful in making such acquisitions or establishing new centers. The Company is subject to all the risks inherent in attempting to expand a relatively new business venture. These risks include the potential inability of the Company to efficiently operate additional centers, the existence of undisclosed actual or contingent liabilities, the inability to fund the working capital requirements of additional Centers and the inability to locate and/or establish Centers which have a positive effect on the Company's operations. In 1995, the Company encountered a hostile regulatory environment in Florida and found it necessary to dispose of its four centers there. In 1997, the State of Texas passed various bingo laws which may be harmful to the Company. There can be no assurance that the Company will continue to achieve a level of profitability that will provide a return on invested capital or will result in an increase in the market value of the Company's securities.

     2.    Need  for  Additional  Financing.
           --------------------------------

     The Company's business plan includes an aggressive program to identify acquisition candidates that meet certain demographic and other criteria, and to seek to acquire them. Growth to date has been funded initially with cash advanced by shareholders and from operations, and since December 1994 with the proceeds of the Company's initial public offering. The Company believes it will have resources to enable it to make significant acquisitions. However, there can be no assurance that the remaining cash, coupled with the Company's available credit lines and Common Stock, which has been used as currency to facilitate certain acquisitions, will enable the Company to finance all of its acquisition plans. Moreover, additional funds may be needed to fund the working capital requirements of newly acquired Centers. No assurance can be given that additional needed financing will be available to the Company, or if available, on terms acceptable to the Company. If further financing is needed, but not available, the Company will be required to scale down its acquisition plans.

     3.    Competition.
           -----------

     The Company competes with other Centers located in the general area where the Company's subsidiaries presently operate. Competition is based on such factors as location, comfort, cleanliness, personal relationships and other amenities. The Company continues to seek to maximize the competitive advantages of its facilities. The Company does expect to encounter increased competition as it seeks to acquire additional Centers. Other forms of gaming, principally non-charity operations also represent additional competitive threats to the Company. There can be no assurance that additional competing Centers will not be opened by parties not affiliated with the Company or that existing Centers will not be refurbished to the extent that they are more amenable to the charity bingo players and gaming players who presently frequent the Company's Centers.

     4.    Dependence  Upon  Key  Personnel.
           --------------------------------
     The Company is substantially dependent upon the continued services of Gregory Wilson, its Chief Executive Officer, who is the Company's most experienced person in the operation of charity bingo centers. In September 1996, Mr. Wilson entered into a three-year employment agreement with the Company. The loss of the services of Mr. Wilson through incapacity or otherwise could have a material adverse effect upon the Company's business and prospects. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company maintains key person life and disability insurance in the amount of $1,000,000 on the life of Mr. Wilson, with the Company as beneficiary. However, in the event of loss, there can be no assurance that the insurance proceeds will adequately compensate the Company.

     5.    Government  Regulation.
           ----------------------

     The Company believes that forty-five (45) states and the District of Columbia have enacted laws permitting and controlling the operation of the bingo centers. In some states the Company is required to obtain and maintain permits and/or licenses from state and local regulatory agencies. State regulations often limit the amount of revenues which the Company can generate by limiting the number of sessions, revenues per session, number of locations which may be operated, or other matters. Certain states may also restrict bingo operators to locally formed entities or may restrict ownership to private investors who are active in management. The Company believes it currently complies with all regulations affecting its operations. However, there can be no assurance that current laws and regulations will not be changed or interpreted in such a way as to require the Company to alter its present activities, further restrict profit margins or obtain additional capital equipment in order to obtain or maintain licenses and permits.

     6.    No  Assurance  as  to  Future  Acquisitions.
           -------------------------------------------

     The Company's business has grown solely through acquisitions and the opening of new Centers. The Company's business plan calls for the acquisition of entities engaged in the operation of charity bingo centers, and gaming centers. The Company's ability to achieve its expansion plans depends in large part on its sound business judgment relative to quality targets and its negotiating strength. Acquisitions to date have been based on a multiple of pre-tax income. Since the Company has become a public company, it has acquired properties for a combination of cash, seller-financed notes and stock, and hopes to continue to do so. If potential sellers are receptive to accepting equity in the Company as part of the purchase price, the Company's ability to expand will be enhanced. There can be no assurance, however, that the Company's acquisition targets will continue to be receptive to such proposals. Nor can there be assurance that the Company will succeed in effecting future acquisitions of additional Centers that meet management's criteria of profitability, physical attributes and demographics in the targeted states and locales. Moreover there can be no assurance that once acquisitions are made they will have a positive effect on the Company's operations.

     7.  General  Economic  Risks.
         ------------------------

     The Company's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may adversely impact on investment in the Company. These conditions and other factors beyond the Company's control include, among other factors,: (i) competition from other hospitality and entertainment properties; (ii) changes in regional and local population and disposable income composition; (iii) the need for renovations, refurbishment and improvements; (iv) unanticipated increases in operating costs; (v) changes in federal, state, local laws, rules and regulations including laws regulating the environment, signage and the like; (vi) the inability to secure property and liability insurance to fully protect against all losses, or to obtain such insurance at reasonable cost; (vii) seasonality, and (ix) changes or cancellation in local tourist, athletic or cultural events.

     8.    Possible  Volatility  of  Stock  Price.
           --------------------------------------

     There can be no assurance that a public market price for the Common Stock or Warrants will continue. The market prices of the Common Stock and the Warrants may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the gaming industry in general. The market prices may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares and Warrants (the "float") renders the Company's securities especially susceptible to sharp price fluctuations.

     9.    Shares  Eligible  for  Future  Sale.
           -----------------------------------

     A large number of shares of Common Stock presently outstanding are currently eligible for public sale under the Securities Act. Possible or actual sales of Common Stock in the future by existing shareholders may have a depressive effect on the price of the Common Stock in the open market.

     10.    Possible  Effects  of  Certain Articles of Incorporation and Bylaw
            ------------------------------------------------------------------
            Provisions.
            ----------

     The Company's Articles of Incorporation and Bylaws contain provisions that may discourage acquisition bids for the Company. The Company has substantial authorized but unissued capital stock available for issuance. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue shares of Preferred Stock in series, including establishment of the voting powers, designation, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

     11.    Absence  of  Cash  Dividends.
            ----------------------------

     The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company.

     12.    Risk  of  Redemption  of  Warrants.
            ----------------------------------

     The Company may redeem the Warrants (with Investors Associates, Inc., the Company's underwriter in its initial public offering, prior consent) for $.001 per Warrant, on 30 days' written notice, at any time after the average closing bid quotation of the Common Stock on Nasdaq was at least $8.00 for 20 consecutive trading days ending three days prior to the notice of redemption. Notice of redemption of the Warrants could cause the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be less than the market value of the Warrants at the time of the redemption.

     13.    Investors May be Unable to Exercise Warrants, B Warrants, or Stock
            ------------------------------------------------------------------
            Option.
            -------

     For the term of the Warrants, B Warrants and Stock Option (collectively in this paragraph, the "Warrants") the Company will attempt to maintain a current effective registration statement with the Commission relating to the shares of Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement because the costs render it uneconomical, or because the value of the shares of Common Stock underlying the Warrants is less than the exercise price, or any number of other reasons, the warrantholders will be unable to exercise the Warrants, and the Warrants may become valueless. Although during the Offering, the Warrants will not knowingly be sold in any jurisdiction in which they are not registered or otherwise qualified, a purchaser of the Warrants may relocate into a jurisdiction in which the shares of Common Stock underlying the Warrants are not so registered or qualified. In addition, a purchaser of the Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised and Warrantholders in those states may have no choice but to either sell their Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not the Common Stock may be issued upon the exercise of Warrants by a Warrantholder in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company.

     14.    Speculative  Nature  of  Warrants.
            ---------------------------------

     Warrants are generally more speculative than Common Stock which are purchasable upon the exercise thereof. During the term of the warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock, subject to the Company's right of redemption. Historically, the percentage increase or decrease in the market price of a warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common stock. A warrant my become valueless, or of reduced value, if the market price of the common shares decreases, or increases only modestly, over the term of the warrant.

     USE  OF  PROCEEDS

     The Company will not receive proceeds from any sale of the Selling Securityholder Securities. The proceeds to be received by the Company from the exercise of the Selling Securityholder Warrants, B Warrants and the Stock Option (assuming all of such securities are exercised), will be $17,574,000. The Company intends to use such proceeds for general corporate purposes.
Pending use of the proceeds, they will be invested in short term, interest bearing securities or money market funds.

                                   DILUTION
                                   --------

     The following discussion assumes that all of the Warrants, B Warrants and the Stock Option are exercised:

     As of June 30, 1997, the net tangible book value of the Common Stock, based on the balance sheet at June 30, 1997, was $4,146,520 or $.89 per share. Net tangible book value per share represents the amount of the tangible assets, $4,918,585, less the amount of its liabilities, $772,065, divided by the number of shares of Common Stock outstanding 4,645,919. Without taking into account any changes in the net tangible book value of the Company after June 30, 1997, other than giving effect to the exercise of all of the Warrants, B Warrants and the Stock Option, and the receipt of the net proceeds therefrom, the pro forma net tangible book value of the Common Stock, would be $21,720,520 or $2.65 per share, representing an immediate increase in the net tangible book value of $1.76 per share to the present shareholders and an immediate dilution of $2.35 per share to new investors from the exercise price of the Redeemable Stock Purchase Warrants ("Warrant Exercise Price"). Dilution per share represents the difference between the Warrant Exercise Price and the pro forma net tangible book value after the issuance of all the shares of Common Stock issuable upon exercise of the Warrants, B Warrants and the Stock Option (collectively, such issuances being referred to as the "Stock Issuance").

     The  following  table  illustrates  this  dilution:


Warrant  Exercise  Price                                                 $5.00

 Net  tangible  book  value  prior  to  Stock  Issuance                  $ .89
 Increase  attributable  to  new  investors                              $1.76

Pro  Forma  net  tangible  book  value
per  share  after  Stock  Issuance                                       $2.65
                                                                         -----

Dilution  of  net  tangible  book  value
per  share  to  new  investors                                           $2.35
                                                                         -----

                      RESALES BY SELLING SECURITYHOLDERS

     This Prospectus relates to the proposed resale by the Selling Securityholders of up to (i) 189,500 shares of Common Stock; (ii) 237,500 Warrants; (iii) 700,000 shares of Common Stock underlying the Preferred Stock; and (iv) 455,500 shares of Common Stock underlying Warrants, B Warrants and Stock Option. The following table sets forth as of September 17, 1997 certain information regarding the beneficial ownership of the Common Stock of each Selling Securityholder and as adjusted to give effect to the sale of the Common Stock and Warrants offered hereby. The Common Stock and Warrants are being registered to permit public secondary trading of the Common Stock and Warrants, and the Selling Securityholders may offer the Common Stock and Warrants for resale from time to time. See "Plan of Distribution." The
Company will not receive any of the proceeds from the sale of the Common Stock. If the Warrants are exercised, the Company would receive $17,574,000.


                         Common  Stock          Common Stock      Percentage
Names  of  Selling       Beneficially  Owned   Offered ByOwned      After
Security  Holders        Prior to Offering(1)  Beneficial Owner  Offering(%)(2)
-----------------        --------------------  ----------------  --------------
Focus Tech Investments, Inc.          223,500        100,000(3)             **
Barry Goldstein                        31,168         30,000(3)             **
Michael Mims                          100,000          100,000               0
Harold Dukes                            8,000            8,000               0
M. F. Johnson                          20,000         20,000(3)              0
J.C. Crick                             20,000         20,000(3)              0
Lowell Lasley                          20,000         20,000(3)              0
Danny C. Dye                           67,500         67,500(4)              0
Tom Nguyen                             20,000           20,000               0
Tom Vo                                  2,000            2,000               0
Joe Thuan                               2,000            2,000               0
Robert Norman                          37,500           37,500               0
David Heller(4)                       216,580    216,580(5)(10)              0
Plazacorp Investments Limited          33,320     33,320(6)(10)              0
P.R.I.F. #4                           478,975    478,975(7)(10)              0
Sam Reisman                           104,125    104,125(8)(10)              0
MG Securities                          85,000         85,000(9)              0

     **  Less  than  1%


(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire such shares within 60 days of September 17, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2)      Assumes  the  sale  of  all  Securities  offered  hereby.

(3) Represents Warrants and the shares of Common Stock underlying such Warrants.

(4) Represents (I ) 20,000 shares of Common Stock; (ii) 47,500 Warrants; and (iii) 47,500 shares of Common Stock underlying such Warrants.

(5) Represents (i) 182,000 shares of Common Stock underlying the Preferred Stock; and (ii) 34,580 shares of Common Stock underlying B Warrants.

(6) Represents (i) 28,000 shares of Common Stock underlying the Preferred Stock; and (ii) 5,320 shares of Common Stock underlying B Warrants.

(7) Represents (i) 402,500 shares of Common Stock underlying the Preferred Stock; and (ii) 76,475 shares of Common Stock underlying B Warrants.

(8) Represents (i) 87,500 shares of Common Stock underlying the Preferred Stock; and (ii) 16,625 shares of Common Stock underlying B Warrants.

(9)      Represents 85,000 shares of Common Stock underlying a Stock Option.

(10) The Certificate of Designations for the Preferred Stock and the B Warrants issued in connection therewith provide that certain Selling Securityholders may not convert their Preferred Stock or exercise their B Warrants at any time to acquire a number of shares of Common Stock in excess of that number which would result in beneficial ownership of more than 4.9% of the Company's outstanding Common Stock at any time.

The Common Stock being offered hereby by certain of the Selling Securityholders may be acquired, from time to time, upon (i) the conversion of the Series A Convertible Preferred Stock which were acquired by them in a private placement transaction pursuant to a Subscription Agreement, dated as of August 1, 1997, (ii) the payment by the Company of dividends on the Preferred Stock in the form of Common Stock in lieu of cash interest, and
(iii) the exercise of B Warrants to purchase 133,000 shares of Common Stock, which were acquired by certain of the Selling Securityholders from the Company in connection with the sale of the Preferred Stock. This Prospectus also relates to such presently indeterminate number of additional Shares as may be issuable upon conversion of the Preferred Stock or payment of dividends on the Preferred Stock, based upon fluctuations in the conversion price of the Series A Preferred Stock in accordance with Rule 416 under the Securities Act.

In recognition of the fact that Selling Securityholders may wish to be legally permitted to sell their shares of Common Stock when they deem appropriate, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the shares of Common Stock from time to time on the Nasdaq or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the shares of Common Stock are no longer required to be registered for the sale thereof by the Selling Securityholders. The Company has agreed to register a specified number of shares of Common Stock for resale by the Selling Securityholders.

                             PLAN OF DISTRIBUTION

     The Selling Securityholders may offer and sell shares of Common Stock and Warrants from time to time in the discretion of the Selling Securityholders on Nasdaq or the Boston Stock Exchange or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The distribution of the shares of Common Stock and Warrants may be effected from time to time in one or more transactions including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock and Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the Selling Securityholders and purchasers without a broker-dealer or other intermediary. In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers or agents to participate. From time to time, one or more of the Selling Securityholders may pledge, hypothecate or grant a security interest in some or all of the common Stock owned by them, and the pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be Selling Securityholders hereunder. In addition, the Selling Securityholders may from time to time sell short the Common Stock of the Company, and in such instances, this Prospectus may be delivered in connection with such short sale and the Common Stock offered hereby may be used to cover such short sale.

     Sales of Selling Securityholders' Common Stock and Warrants may also be made pursuant to Rule 144 under the Securities Act, where applicable. The Selling Securityholders' shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of Common Stock by the Selling Securityholders.

     To the extent required under the Securities Act, the aggregate amount of Selling Securityholders' Common Stock and Warrants being offered and the terms of the offering, the names of any such agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Common Stock and Warrants may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Securityholder and/or purchasers of Selling Securityholders' shares of Common Stock and/or
Warrants,  for  whom  they  may  act.    In  addition,  sellers  of  Selling
Securityholders' shares of Common Stock and/or Warrants may be deemed to be underwriters under the Securities Act and any profits on the sale of Selling Securityholders' shares of Common Stock or Warrants by them may be deemed to be discounts or commissions under the Securities Act. Selling Securityholders may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

     From time to time each of the Selling Securityholders may transfer, pledge, donate or assign Selling Securityholders' shares of Common Stock and Warrants to lenders, family members and others and each of such persons will be deemed to be a "Selling Securityholder" for purposes of this Prospectus. The number of Selling Securityholders' shares of Common Stock and Warrants beneficially owned by those Selling Securityholders who so transfer, pledge, donate or assign Selling Securityholders' shares of Common Stock or Warrants will decrease as and when they take such actions. The plan of distribution for Selling Securityholders' shares of Common Stock and Warrants sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Securityholders hereunder.

     Including, and without limiting the foregoing, in connection with distributions of the Common Stock, a Selling Securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with such Selling Securityholder. A Selling Securityholder may also enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfer such Common Stock. A Selling Securityholder may also loan or pledge the Common Stock to a broker-dealer and the broker-dealer may sell the Common Stock so loaned or upon default may sell or otherwise transfer the pledged Common Stock.

     The Company is bearing all costs relating to the registration of the shares of Common Stock (other than fees and expenses, if any, of counsel or other advisors to the Selling Securityholders). Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares of Common Stock and Warrants will be borne by the Selling Securityholder selling such shares of Common Stock or Warrants.

     The Company has agreed to indemnify the Selling Securityholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act.

                         TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock of the Company is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.


                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura, Chernis & Balzano, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                    EXPERTS

     The Company's consolidated financial statements incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of Weinick Sanders Leventhal & Co., LLP (successors to the practice of Weinick, Sanders & Company, LLP), independent accountants, given on the authority of that firm as experts in accounting and auditing.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

==============================================================================



No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS


                                                     Page
                                                     ----
Available Information                                  3
Prospectus Summary                                     5
Risk Factors                                           7
Use of Proceeds                                       12
Dilution                                              13
Resales by Selling Securityholders                    14
Plan of Distribution                                  17
Transfer Agent                                        19
Legal Matters                                         19
Experts                                               19
Disclosure of Commission Position on Indemnification  19


                             ____________________

Until              , 1997 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item  14.          Other  Expenses  of  Issuance  and  Distribution.

     SEC  Registration  Fee                                          $3,107.30
     Printing  Expenses                                               $10,000*
     Legal  Fees  and  Expenses                                       $15,000*
     Accounting  Fees  and  Expenses                                   $1,000*
     Transfer  Agent  Fees                                             $1,000*
     Miscellaneous  Expenses                                           $1,000*

          TOTAL                                                     $31,107.30
__________
*          Estimated

     The Selling Security Holders will not be paying any portion of the foregoing expenses of issuance and distribution.

Item  15.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section  145  of the General Corporation Law of the State of Delaware and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation also provided that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of direct or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance.

Item  16.          EXHIBITS

 4.1    Certificate  of  Designations  of  Series  A  Preferred  Stock.
 4.2    Form  of  Series  A  Preferred  Stock  Subscription  Agreement.
 5.1 Opinion of Silverman, Collura, Chernis & Balzano, P.C., special counsel for the Registrant, as to the legality of the securities being registered.
23.1 Consent of Weinick Sanders Leventhal & Co., LLP, Certified Public Accountants.
23.2    Consent of Silverman, Collura, Chernis & Balzano, P.C. (contained in
        Exhibit  5.1).

Item  17.          UNDERTAKINGS.

     (a)          Rule  415  Offerings.

     The  undersigned  small  business  issuer hereby undertakes that it will:

     (1) File, during the period required by Rule 415, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii) Includes any additional or changed material information on the plan of distribution.

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)          Request  for  acceleration  of  effective  date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

     (c)          Reliance  upon  Rule  430A  under  the  Securities  Act.

     The  undersigned  small  business  issuer hereby undertakes that it will:

     (1) For determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on September 16, 1997.

                              AMERICAN  BINGO  &  GAMING  CORP.



                              By:  /S/ GREGORY WILSON
                                   ------------------
                                   Gregory  Wilson,  Chief  Executive  Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                       TITLE                         DATE
     ---------                       -----                         ----


/S/ GREGORY WILSON           Chief  Executive  Officer,     September  16,  1997
------------------
Gregory  Wilson              Chairman  of  the  Board
                             (Principal Executive Officer)


/S/ JOHN ORTON               Chief  Financial  Officer      September  16,  1997
--------------
John  Orton                  (Principal Financial Officer)



/S/ COURTLAND L. LOGUE, JR.  President,  Director           September 16, 1997
---------------------------
Courtland  L.  Logue,  Jr.


/S/ LEN BUSSEY               Director                       September 17, 1997
--------------
Len  Bussey